UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada (Address of principal executive offices)		H3C 2M1 (Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Resolute Forest Products Inc. (the “Company”) will be presenting to investors on March 18, 2014, at the Goldman Sachs 2014 Montréal Paper, Forest Products, and Packaging Conference. Jo-Ann Longworth, the Company’s chief financial officer, is expected to state the following:

“In last quarter’s earnings report, we highlighted the influence of seasonality on costs, noting at the time that this winter looked to be a particularly difficult one, not just in terms of energy costs but also because of weather-related constraints in our distribution network in Canada and in the U.S., in addition to production disruptions at mills facing unusually harsh regional weather conditions, such as in the U.S. southeast.

The impact has indeed been severe, as some of our industry peers have also reported. We expect that the extreme cold will weigh heavily on this quarter’s results, including:

1.	a significant increase in fuel energy costs because of natural gas curtailment and higher pricing throughout the network, and an increase in usage, particularly at our U.S. southeast mills, which are not designed for such abnormal conditions;

2.	much higher electricity costs at our Ontario mills because of volatility and repeated pricing spikes in that province’s market-based power rates. In some cases, including at peaks of $300, and even $400, per megawatt-hour, we’ve had to curtail production so as to not manufacture at a loss; and

3.	other operational challenges, including production disruptions, distribution constraints for lack of carrier availability and higher fiber costs in the U.S.

Based on preliminary estimates, in addition to seasonally-higher costs, we estimate that the extreme cold has added approximately $40 million of costs in the pulp and paper segments in January and February, with the segment impact spread roughly in line with capacity. We do not have enough information to quantify the effect in the month of March, but we continue to experience similar conditions.

What’s more, we’ve experienced unfortunate mechanical breaks this quarter, including:

•	a mechanical break in one of Catawba’s paper machine press section;

•	extensive damage to roof of the bleaching tower at Saint-Félicien because of a failure due to a build-up of corrosion over several years; and

•	a mechanical failure in the vacuum system at Augusta’s paper machine no. 2.

Accordingly, we expect to incur up to $10 million in additional costs associated with these breakdowns.”

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Cautionary statements regarding forward-looking information

Statements in this current report that are not reported financial results or other historical information of Resolute Forest Products are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include our estimates of the impact on our financial results from weather conditions and from additional costs associated with mechanical breaks at certain mills. Forward-looking statements may be identified by the use of forward-looking terminology, such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this report include: a continuation or worsening of the conditions described; its effects being more substantial than current estimates; costs in respect thereof exceeding those presently expected; and the potential risks and uncertainties set forth under the heading “Risk Factors” in item 1A to the annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 3, 2014.

All forward-looking statements in this presentation are expressly qualified by the cautionary statements contained or referred to in this section and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014	Resolute Forest Products Inc.

	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer